Exhibit 10.1

PARTIAL UNWIND AGREEMENT with respect to Base Warrants Confirmation, dated May 30, 2019 and Additional Warrants Confirmation, dated June 4, 2019 between Enphase Energy, Inc. and Barclays Bank PLC

THIS PARTIAL UNWIND AGREEMENT (this “Agreement”) with respect to the Base Warrants Confirmation (as defined below) and the Additional Warrants Confirmation (as defined below) is made as of March 4, 2021 between Enphase Energy, Inc. (the “Company”) and Barclays Bank PLC (“Dealer”), acting through its agent Barclays Capital Inc. (“Agent”).
WHEREAS, the Company and Dealer entered into (i) a Base Warrants confirmation, dated as of May 30, 2019 (the “Base Warrants Confirmation”) and (ii) an Additional Warrants confirmation, dated as of June 4, 2019 (the “Additional Warrants Confirmation” and together with the Base Warrants Confirmation, the “Warrants Confirmations”), pursuant to which the Company issued to Dealer warrants to purchase shares of common stock of the Company (the “Transactions”); and
WHEREAS, the Company has requested, and Dealer has agreed, to unwind the Warrants Confirmations with respect to 600,224 Warrants (the “Unwind Warrants”) underlying the Warrants Confirmations.
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Warrants Confirmations.
2.Partial Warrants Unwind. On the Delivery Date (as defined below), the Number of Warrants:
a.in the Base Warrants Confirmation shall be reduced by a number of Unwind Warrants from 386,929 to 0; and
b.in the Additional Warrants Confirmation shall be reduced by a number of Unwind Warrants from 234,135 to 20,840.
3.[Reserved].
4.Procedures for Partial Unwind. Pursuant to the terms of this Agreement, on the Hedge Unwind Date (as defined below) Dealer (or an affiliate of Dealer), for the account of Dealer, shall unwind a portion of its hedge of the Warrants underlying the Warrants Confirmations.
5.Delivery. On the first Scheduled Trading Day following the Hedge Unwind Date, or if such day is not a Currency Business Day, on the next Currency Business Day immediately following such day (the “Delivery Date”), the Company shall deliver to Dealer 520,835 Shares. “Hedge Unwind Date” means March 4, 2021.
6.Representations and Warranties of the Company. The Company represents and warrants to Dealer on the date hereof that:
a.the Company has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;
b.such execution, delivery and performance do not violate or conflict with any law applicable to the Company, any provision of its constitutional documents, any order or judgment

Exhibit 10.1
of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
c.all governmental and other consents that are required to have been obtained by the Company with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
d.the Company’s obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));
e.each of the Company and its affiliates is not in possession of any material nonpublic information regarding the Company or its common stock;
f.the Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million;
g.the Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
h.the Company is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act);
i.the Company is not and, after consummation of the transactions contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
j.the Company agrees that on the date hereof, the Shares shall not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act and that the Company shall not engage in any “distribution,” as such term is defined in Regulation M under the Exchange Act, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M under the Exchange Act, until the second Exchange Business Day immediately following the Hedge Unwind Date; and
k.the Company agrees that prior to the date hereof it has notified Dealer of the total number of Shares, if any, purchased by or for the Company or any of its affiliated purchasers in Rule 10b-18 purchases of blocks (all as defined in Rule 10b-18 under the Exchange Act) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the date hereof.
7.Representations and Warranties of Dealer. Dealer represents and warrants to the Company on the date hereof that:
a.Dealer has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;
b.such execution, delivery and performance do not violate or conflict with any law applicable to Dealer, any provision of its constitutional documents, any order or judgment of any

Exhibit 10.1
court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
c.all governmental and other consents that are required to have been obtained by Dealer with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
d.Dealer’s obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
8.Account for Payment to the Company.
To be advised.
9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).
10.No Other Changes. Except as expressly set forth herein, all of the terms and conditions for the Additional Warrants Confirmations shall remain in full force and effect and are hereby confirmed in all respects.
11.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
12.No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.
13.Acknowledgments and Agreements. The Company acknowledges and agrees that (i) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of the Shares by Dealer (or its agent or affiliate) in connection with this Agreement and (ii) the Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended. For the avoidance of doubt, the Company agrees that Section 13.2 of the Equity Definitions remains applicable with respect to any Hedge Positions and Hedging Activities of Dealer in respect of the Transactions subject to the Warrants Confirmations and the transactions contemplated by this Agreement.
14.Unwind Warrants. Except for the delivery pursuant to this Agreement, the parties agree that no payments or deliveries shall become due or payable and no exercises shall occur, with respect to the Unwind Warrants.
15.[Reserved].
16.Role of Agent. Each of Dealer and the Company acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transactions pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transactions, and may transfer its rights and obligations with respect to the Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transactions, (iv) Dealer and the Agent have not given, and the Company is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities

Exhibit 10.1
owed to it in connection with the Transactions. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Company acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Agreement and the Transactions contemplated in the Confirmations thereunder.

Exhibit 10.1
IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

ENPHASE ENERGY, INC.

By:	/s/ Eric Branderiz
Name: Eric Branderiz Title: Executive Vice President and Chief Financial Officer

BARCLAYS BANK PLC
By:	/s/ Bradley Diener
Authorized Signatory
Title: Managing Director